Exhibit 99.02

Immersion Names Sharon Holt to Its Board of Directors

San Jose, Calif., Aug. 4, 2016 - Immersion Corp. (NASDAQ: IMMR), the leading developer and licensor of touch feedback technology, today announced that Sharon Holt has joined its Board of Directors, effective August 2, 2016.
“Sharon’s perspective and advice will be critical as we grow and monetize our IP business,” explained Immersion President and CEO, Victor Viegas. “Her wealth of experience with IP and solutions licensing from her days at Rambus, along with her sales and operational leadership background, make her an outstanding addition to the board.”
”Sharon’s background aligns with Immersion’s strategy,” said Immersion chairman of the board, Carl Schlachte. “Her success in growing an IP business and her extensive background in bringing new and innovative emerging technologies to market will help Immersion as we continue to define, develop and license haptics technologies around the world.”
From 2004 to 2012, Sharon was Senior Vice President at Rambus, where she rose to become General Manager of the $300 million Semiconductor Business Group. She also led Rambus’ licensing, business development and marketing functions. Sharon restructured the business to fuel future growth, bring more solutions to the market and reduce the dependence on legal outcomes. Prior to Rambus, Ms. Holt was an executive at Agilent Technologies, her last position being Vice President & General Manager of Americas Field Operations, overseeing sales and technical support operations for the $2 billion semiconductor business. She also spent 13 years at HP in Applications Engineering, Sales and Distribution Management for the Semiconductor Products Group.
”I’m excited to join the board of such an innovative company, and a market leader,” said
Ms. Holt. “Immersion’s IP portfolio provides an expansive opportunity to create and deliver compelling solutions to its customers, while at the same time, fueling the growth of its partners. Immersion is uniquely positioned to increase penetration in existing businesses as well as lead the development of haptics solutions in new and emerging areas such and virtual reality and augmented reality. It’s an exciting time to be part of Immersion, and I look forward to contributing to the company’s growth.”

Ms. Holt becomes Immersion’s sixth independent board member, joining Chairman Carl Schlachte, chairman, president and CEO of Ventiva; Jack Saltich, former chairman and chief executive officer of Vitex Systems; David Sugishita, past chairman of Atmel; David Habiger, former CEO of NDS Group and Sonic Solutions; and John Veschi, former CEO of Rockstar Consortium. Ms. Holt has been appointed as a member of the compensation committee.
About Immersion (www.immersion.com)

Immersion Corporation (NASDAQ: IMMR) is the leading innovator of touch feedback technology, also known as haptics. The company provides technology solutions for creating immersive and realistic experiences that enhance digital interactions by engaging users’ sense of touch. With more than 2,200 issued or pending patents, Immersion's technology has been adopted in more than 3 billion digital devices, and provides haptics in mobile, automotive, advertising, gaming, medical and consumer electronics products. Immersion is headquartered in San Jose, California with offices worldwide. Learn more at www.immersion.com.

Forward-looking Statements
This press release contains "forward-looking statements" that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, statements regarding Ms. Holt’s potential impact and value to Immersion.

Immersion's actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion's business, which include, but are not limited to: delay in or failure to achieve adoption and incorporation of haptic touch feedback in mobile devices; unanticipated difficulties and challenges encountered in implementation efforts by Immersion's licensees; adverse outcomes in any future intellectual property-related litigation and the costs related thereto; the effects of the current macroeconomic climate; and lack of market demand for Immersion's technologies, including technologies related to mobile devices. Many of these risks and uncertainties are beyond the control of Immersion.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion's most current Form 10-Q, which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion's beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion, and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

(IMMR - C)

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